UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 30, 2013

Corinthian Colleges, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-25283	33-0717312
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California	92707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 427-3000

Not Applicable

Registrant’s name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

Among the items to be considered and acted upon by the stockholders of Corinthian Colleges, Inc. (the “Company”) at its Annual Meeting of Stockholders scheduled to be held at 10:00 a.m. California Time on November 13, 2013 (the “Annual Meeting”), at the DoubleTree Hotel located at 201 East MacArthur Boulevard, Santa Ana, California 92707, are (i) a proposal to elect eleven current directors to the Board of Directors of the Company and (ii) a proposal to approve certain amendments to the Corinthian Colleges, Inc. 2003 Performance Award Plan (the “2003 Plan”). These proposals are identified, respectively, as Proposal 1 (“Proposal 1”) and Proposal 2 (“Proposal 2”) in the Company’s Proxy Statement dated October 3, 2013 (the “Proxy Statement”) that was previously furnished to the Company’s stockholders of record as of the close of business on September 13, 2013.

As of the filing of the Proxy Statement, Paul St. Pierre and Linda Skladany, each of whom is standing for re-election to the Company’s Board of Directors at the Annual Meeting under Proposal 1, were members of the Nominating and Corporate Governance Committee of the Company’s Board. Effective October 30, 2013, Mr. St. Pierre and Ms. Skladany both resigned from the Nominating and Corporate Governance Committee of the Board of Directors of the Company. Mr. St. Pierre and Ms. Skladany will continue to serve on the Company’s Board of Directors and are still standing for re-election at the Annual Meeting under Proposal 1.

As disclosed in Proposal 2, if the Company’s stockholders approve the proposed 2003 Plan amendments described in Proposal 2, equity-based awards granted by the Company during its fiscal years ending June 30, 2014, 2015 and 2016 will be structured such that the Company’s average annual burn rate with respect to such grants will not exceed 3.88% for this three-year period. For this purpose, the “burn rate” for any one particular fiscal year means the total number of shares of the Company’s common stock issuable upon exercise or payment, as the case may be, of the equity-based awards granted by the Company in that fiscal year divided by the Company’s weighted average total number of shares of common stock issued and outstanding during that particular fiscal year. In calculating the burn rate, Proposal 2 provides that shares issuable upon exercise or payment, as the case may be, of full value awards (as described in Proposal 2) will be counted as 1.42 shares for each share actually issuable in respect of the award. The Company has reconsidered this ratio and determined that it should be 1.5-for-1 instead of 1.42-for-1. Accordingly, if the Company’s stockholders approve the proposed 2003 Plan amendments described in Proposal 2, in calculating the burn rate, shares issuable upon exercise or payment, as the case may be, of full-value awards (as described in Proposal 2) will be counted as 1.5 shares for each share actually issuable in respect of the award. As disclosed in Proposal 2, shares issued in respect of equity-based awards that are initially granted by other entities and that are assumed or substituted for by the Company in connection with mergers and acquisitions will not be counted for purposes of calculating the burn rate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Corinthian Colleges, Inc.
(Registrant)

		By:	/s/ Stan A. Mortensen
Date:	October 30, 2013		Stan A. Mortensen
Executive Vice President and General Counsel